Exhibit 99.1

Royal Gold Announces Second Quarter Dividend

DENVER, COLORADO.  MARCH 10, 2010:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) today announced that its Board of Directors has declared its second quarter dividend of $0.09 per share of common stock.  The dividend is payable on April 16, 2010 to shareholders of record at the close of business on April 1, 2010.  The quarterly dividend of US$0.09 is also payable to holders of exchangeable shares of RG Exchangeco (TSX:RXG). The exchangeable shares were issued to certain Canadian persons in connection with our acquisition of International Royalty Corporation.

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests.  The Company owns royalties on 193 properties on six continents, including royalties on 31 producing mines and 20 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD” and on the Toronto Stock Exchange under the symbol “RGL.”  The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross
Vice President and Corporate Secretary
(303) 575-6504

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